UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 14, 2025, Olin Corporation (the “Registrant”) issued $600,000,000 aggregate principal amount of 6.625% Senior Notes due 2033 (the “Senior Notes”) pursuant to an indenture, dated as of March 14, 2025 (the “Indenture), between the Registrant and U.S. Bank Trust Company, National Association, as trustee, governing the Senior Notes. The Senior Notes will mature on April 1, 2033, and will have an interest rate of 6.625%. Interest will be paid semi-annually on April 1 and October 1 of each year, beginning on October 1, 2025.

The Registrant may redeem some or all of the Senior Notes at any time prior to April 1, 2028, at a price equal to 100% of the aggregate principal amount of the Senior Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “make-whole” premium. The Registrant may also redeem some or all of the Senior Notes at any time on or after April 1, 2028, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Registrant may redeem up to 35% of the aggregate principal amount of the Senior Notes at any time prior to April 1, 2028 with the net cash proceeds from certain equity offerings at the redemption price set forth in the Indenture. The Registrant must offer to purchase the Senior Notes if it experiences a change of control under certain circumstances as set forth in the Indenture. The Senior Notes are not initially guaranteed by any subsidiaries of the Registrant. However, the Indenture requires certain of the Registrant’s subsidiaries to guarantee the Senior Notes in the future if such subsidiaries incur or guarantee certain unsecured debt issued by the Registrant or certain of its subsidiaries. The Indenture provides for customary events of default, including upon nonpayment of principal or interest, breach of covenants and the occurrence of certain insolvency matters (subject in certain cases to cure periods).

The foregoing description of the Indenture (including the form of Senior Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of Senior Note), which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Credit Agreement

On March 14, 2025, the Registrant completed a refinancing of the Registrant’s senior unsecured Credit Agreement, dated as of October 11, 2022 (the “Existing Credit Agreement”), by entering into a new senior unsecured credit agreement (the “Replacement Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent.

The Replacement Credit Agreement provides the Registrant with a senior unsecured term loan facility in an aggregate principal amount of $650,000,000 (the “Term Loan Facility”) and a senior unsecured revolving credit facility with aggregate commitments in an amount equal to $1,200,000,000 (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Replacement Credit Facilities”).

The Registrant is the sole borrower under the Replacement Credit Facilities. The Registrant is permitted to add any of its wholly-owned subsidiaries as an additional borrower under the Revolving Credit Facility. The obligations of any additional borrowers under the Revolving Credit Facility will be joint and several with the Registrant.

The Replacement Credit Facilities generally provide for borrowings in multiple currencies at interest rates equal to (i) SOFR or EURIBOR, plus, in each case, a margin ranging from 1.375% to 1.875% or (ii) the base rate, plus a margin ranging from 0.375% to 0.875%, in all cases, as determined based on the Registrant’s net leverage ratio, in accordance with the Replacement Credit Agreement. The Term Loan Facility require principal amortization payments that will be payable in quarterly installments beginning with the fiscal quarter ending June 30, 2025 and ending with the fiscal quarter ending March 31, 2027, at a rate of 0.625% per quarter of the outstanding principal amount thereof, and thereafter, increasing to 1.250% per quarter of the outstanding principal amount thereof.

The Term Loan Facility was fully drawn on the closing date. The proceeds of the Term Loan Facility were used to refinance the loans and commitments outstanding under the Existing Credit Agreement. Loans under the Revolving Credit Facility will be available at any time prior to the maturity date of the Revolving Credit Facility, subject to customary conditions. The proceeds of the Revolving Credit Facility may be used for working capital and other general corporate purposes. The Replacement Credit Facilities are scheduled to mature on March 14, 2030.

The Replacement Credit Agreement contains customary representations, warranties and affirmative and negative covenants. The Replacement Credit Facilities include financial maintenance covenants that require the Registrant to (i) maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter and (ii) maintain a consolidated net leverage ratio of no more than 4.00 to 1.00 as of the end of each fiscal quarter; provided that, in connection with any material acquisition, the Registrant may elect (no more than two times) to increase the maximum consolidated net leverage ratio to 4.50 to 1.00 for the four quarter period following such acquisition.

The obligations of the Registrant under the Replacement Credit Agreement may be accelerated upon the occurrence of customary events of default, including nonpayment of principal or interest, breaches of covenants, cross-defaults to other material debt and specified bankruptcy events.

The foregoing description of the Replacement Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Replacement Credit Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Thirteenth Amendment to Amended and Restated Credit and Funding Agreement

On March 14, 2025, the Registrant executed a Thirteenth Amendment (the “Thirteenth Amendment”) to the Amended and Restated Credit and Funding Agreement among the Registrant, the lenders party thereto, and PNC Bank, National Association, as administrative agent, related to The Mississippi Business Finance Corporation Series 2010 bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 bonds to, among other things, amend certain covenants to be consistent with the covenants contained in the Replacement Credit Agreement described in Item 1.01.

The foregoing description of the Thirteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Thirteenth Amendment, which is attached hereto as Exhibit 4.3 and which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 14, 2025, in connection with the effectiveness of the Replacement Credit Agreement, the Registrant prepaid in full the outstanding aggregate principal amount of all loans, together with all accrued and unpaid interest thereon, under the Existing Credit Agreement and, in connection with such prepayment, the Existing Credit Agreement, including all commitments thereunder, was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Indenture (including the form of Senior Note) and the Replacement Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit

4.1	Indenture, dated as of March 14, 2025, between Olin Corporation and U.S. Bank Trust Company, National Association, as trustee, governing the Senior Notes.

4.2	Form of 6.625% Senior Note due 2033 (contained in Exhibit 4.1).

4.3	Thirteenth Amendment to Amended and Restated Credit and Funding Agreement, dated as of March 14, 2025, among Olin Corporation, the Lenders (as defined therein) and PNC Bank, National Association, as administrative agent.

10.1	Credit Agreement, dated as of March 14, 2025, among Olin Corporation, the Lenders and Issuing Banks (as defined therein) and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Inchan Hwang
Name:	Inchan Hwang
Title:	Vice President, Deputy General Counsel and Secretary

Date: March 14, 2025